AMERCO
                           (a Nevada corporation)


                       500,000 Shares of Common Stock


                           UNDERWRITING AGREEMENT



                   Dated                           , 1994
                                   AMERCO
                           (a Nevada corporation)


                       500,000 Shares of Common Stock


                           UNDERWRITING AGREEMENT


                                                   ___________________, 1994



Cruttenden & Company, Inc.
18301 Von Karman, Suite 100
Irvine, CA  92715

Ladies and Gentlemen:

     AMERCO, a Nevada corporation (the "Company"), and Sophia M. Shoen (the "Selling Stockholder"), confirm their agreements with Cruttenden & Company, Inc., the representative of the several underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10), with respect to the sale by the Seller Stockholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares totaling 500,000 shares of Common Stock, par value $.25 per share (the "Shares"), of the Company ("Common Stock") set forth in said Schedule A.

     You have advised us that each of you, acting severally and not jointly, desire to purchase the Shares and that you have been authorized by the other Underwriters to execute this Agreement on their behalf.

     The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (File No. 33-54289) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, one or more amendments to such registration statement, including a final prospectus, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file a prospectus, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of this Agreement. The information, if any, included in such prospectus that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each form of prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, as amended at the time it becomes effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the form of prospectus included in the Registration Statement at the time it becomes effective is herein called the "Prospectus" except that, if the final Prospectus first furnished to the Underwriters after the execution of this Agreement for us in connection with the offering of the Shares differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b), the term "Prospectus," shall refer to the final Prospectus first furnished to the Underwriters for such use.

     The Company and the Selling Stockholder understands that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the Registration Statement becomes effective .

     Section 1. Representations and Warranties. (a) The Company represents and warrants to and agrees with each of the Underwriters that:

          (i) When the Registration Statement and any further amendments thereto shall become effective, (A) the Registration Statement and any such amendments will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any such amendment will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto will, as of their respective issue dates, at the Closing Date referred to below, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

          (ii) Price Waterhouse, who are reporting upon the audited consolidated financial statements and schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. The Company and the Subsidiaries (as hereinafter defined) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations; (ii) transactions are recorded as necessary to permit preparations of financial statements in conformance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (iii) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

          (iv) The consolidated financial statements included in the Registration Statement present fairly the financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated statements of operations, stockholders' equity and cash flows of the Company and the Subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial information included in the Prospectus has been prepared in all material respects in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, has been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (v) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Significant Subsidiaries, taken as a whole.

          (vi) The Company's only Subsidiaries are listed on Exhibit A hereto (collectively, the "Subsidiaries"). U-Haul International, Inc., Ponderosa Holdings, Inc. (whose Significant Subsidiaries are Oxford Life Insurance Company and Republic Western Insurance Company) and AMERCO Real Estate Company are the only subsidiaries that are "significant subsidiaries" of the Company as defined in Section 1-02 of Regulation S-X under the Securities Act. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with corporate power under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, claim or encumbrance of any kind; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or bylaws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

          (vii) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization," and the Shares conform in all material respects to the description thereof contained in the Prospectus.

          (viii) The Shares to be sold by the Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable; no holder thereof shall be subject to personal liability by reason of being such holder; such Shares are not subject to the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company is a party, except as have been waived.

          (ix) Except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

          (x) All of the outstanding shares of capital stock of the Company, including the Shares, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter and bylaws of the Company or under any agreement to which the Company or any Subsidiary is a party.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material adverse change in the condition (financial or otherwise) earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any of the Subsidiaries, other than in the ordinary course of business, that is material to the Company and the Subsidiaries, taken as a whole, or (C) any dividend or distribution of any kind declared, paid or made by the Company, on its capital stock.

          (xii) Neither the Company nor any Subsidiary is in violation of its charter or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or bylaws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the Company's or any of the Subsidiaries' properties or assets is subject (except for such conflicts, violations, defaults or breaches as have been waived), or (b) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company or any of the Subsidiaries or any of the Company's or any of the Subsidiaries' properties or assets, in each case, except as disclosed in the Prospectus and except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xiii) The Company is not required to obtain any authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) in connection with the due authorization, execution, delivery and performance by the Company of this Agreement and the valid sale and delivery of the Shares.

          (xiv) Except as disclosed in the Prospectus, there is no action, suit, or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, or that could reasonably be expected to materially and adversely affect the properties or assets of the Company and the Subsidiaries, taken as a whole, or that reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or to which any of the Company's or any Subsidiary's properties are subject that are not described or referred to in the Prospectus, including ordinary routine litigation incidental to their business, would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xv) There are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

          (xvi) Each of the Company and the Subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) do not materially impair or interfere with the current use made of such properties or (C) could not reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects or the Company and the Subsidiaries, taken as a whole, all of the leases and subleases material to the businesses of the Company and the Subsidiaries, and under which the Company or any Subsidiary holds properties described in the Prospectus, are in full force and effect and neither the Company nor any Subsidiary has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any Subsidiary, as the case may be, to the continued possession of the leased or subleased premises under any such lease or sublease, which claims, in the aggregate could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xvii) Each of the Company and the Subsidiaries owns or possesses all foreign and domestic governmental licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, "Government Licenses") necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, except where the failure to own or possess such Governmental Licenses could reasonably be expected to not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, and neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such Governmental Licenses that, singly or in the aggregate, if the subject of an unfavorable decision, rulings or findings, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xviii)   Each of the Company and the Subsidiaries owns or
     possesses, or has the right to use or can require on reasonable terms, adequate patents, patent rights, licenses, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "intellectual property") necessary to carry on their business as presently operated by them, except where the failure to own or possess or have the right to use or ability to acquire any such intellectual property would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict, singly or in the aggregate, if the subject of any unfavorable decision, ruling or findings or invalidity or inadequacy, would materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries.

          (xix) Except as disclosed in the Prospectus, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole. To the knowledge of the Company, other than as disclosed in the Prospectus, none of the Company nor the Subsidiaries (i) is the subject of any pending of threatened federal, state or local investigation evaluating whether any remedial action by the Company or any Subsidiary is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets or (ii) is in contravention or any Environmental Law that, in the case of (i) or (ii), could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary has received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that, in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole. As used herein, "Environmental Laws" means any federal, state or local law or regulation applicable to the Company's or any of the Subsidiaries' business operations or ownership or possession of any of their properties or assets relating to environmental matters, and "Hazardous Materials" means those substances that are regulated by or form the basis of liability under any Environmental Laws.

          (xx) No labor dispute exists with the Company's or the Subsidiaries' employees or, to the knowledge of the Company, is imminent that could reasonably be expected to materially adversely affect the Company and the Subsidiaries, taken as a whole; and neither the Company nor the Subsidiaries are aware of any existing or imminent labor disturbance by the employees of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the conditions (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xxi) Neither the Company nor any of its officers, directors of affiliates (as defined in the 1933 Act Regulations) has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Common Stock or any outstanding securities convertible into or exchangeable for the Common Stock ("convertible securities"); and the Company has not distributed nor will it distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than any preliminary prospectus or the Prospectus or other material permitted by the 1933 Act or the 1933 Act Regulations.

          (xxii) Except as disclosed in the Prospectus, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except tax assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided. To the best of the Company's knowledge, the charges, accruals and reserves on the respective books of the Company and the Subsidiaries in respect of any United States federal income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional United States federal income tax for any years not finally determined, except as disclosed in the Prospectus and except to the extent of any inadequacy that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole.

          (xxiii)   There are no holders of securities (debt or equity) of
     the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or the Subsidiaries, who have the right to request the Company to register securities held by them under the Securities Act, other than as disclosed in the Prospectus.

          (xxiv) Each of the Company and the Subsidiaries is conducting its business in compliance with all applicable local, state, federal and foreign laws, rules and regulations of the jurisdictions in which it is conducting business except to the extent that such failure to comply would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries taken as a whole.

          (xxv) The Company is not an investment company within the meaning of the investment Company Act of 1940, as amended.

          (xxvi) The Shares are free from any Company-imposed restrictions preventing or limiting their resale as contemplated hereby, including without limitation, the restriction on transfer set forth in Article VII, Section 2 of the Company's Restated Bylaws.

          (xxvii)   Neither the Company nor any director, officer, agent,
     employee or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

          (xxviii) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

          (xxvix)   The Company is eligible to use Form S-2 for the
     registration of the Shares.

     (b) The Selling Stockholder represents and warrants to, and agrees with each of the Underwriters as follows:

          (i) The Selling Stockholder is not prompted to sell the Shares to be sold by the Selling Stockholder by any information concerning the Company that is not set forth in the Prospectus or other documents filed by the Company with the Commission pursuant to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (ii) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained in Section 1(a) hereof or the information contained in the Registration Statement, including the Prospectus (and any amendment or supplement thereto), the Selling Stockholder (A) does not have any knowledge or any reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not true and correct, and (B) is familiar with the Registration Statement and does not have any knowledge or any reason to believe that the Registration Statement contains any untrue statements of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

          (iii) The Selling Stockholder has full right, power and authority to enter into this Agreement and the Custody Agreement (as defined below) and to sell, transfer and deliver the Shares pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

          (iv) Except as set forth in the Prospectus, there is no action, suit, investigation (of which such Selling Stockholder has received written notice) or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, or otherwise now pending or, to the knowledge of the Selling Stockholder, threatened to which the Selling Stockholder is or would be a party or of which the property of the Selling Stockholder is or may be subject, that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of Shares by the Selling Stockholder or any of the other transactions contemplated hereby or (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.

          (v) The Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Underwriters, an irrevocable power of attorney and custody agreement (the "Custody Agreement") with _____________ as custodian (the "Custodian"), and ________________ and
     ______________, as attorneys-in-fact (the "Attorneys-in-Fact"); the Attorneys-in-Fact and the Custodian are each authorized to deliver the Shares to be sold by the Selling Stockholder pursuant to this Agreement and to accept payment therefor and to otherwise act on behalf of the Selling Stockholder as set forth in the Custody Agreement.

          (vi) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) is required for the execution and delivery by the Selling Stockholder of the Custody Agreement, the execution and delivery by or on behalf of the Selling Stockholder of this Agreement and the valid sale and delivery of the Shares to be sold by the Selling Stockholder hereunder.

          (vii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not result in a breach by the Selling Stockholder of, or constitute a default by the Selling Stockholder under, any indenture, deed of trust, contract or other agreement or instrument or any decree, judgment or order to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound or the properties of the Selling Stockholder may be subject.

          (viii) The Selling Stockholder will at the Closing Date (as hereinafter defined) have good and valid title to the Shares to be sold by the Selling Stockholder pursuant to this Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, upon delivery of such Shares and payment of the purchase price therefor as contemplated in this Agreement, each of the Underwriters will receive good and valid title to the Shares purchased by it form the Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, restriction or transfer, equity or encumbrance of any kind.

          (ix) Certificates for all of the Shares to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver the Shares to the Underwriters pursuant to this Agreement.

          (x) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to cause or result in stabilization or manipulation of the price of the Common Stock; and the Selling Stockholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Shares other than any preliminary prospectus or the Prospectus or other material permitted by the 1933 Act or the 1933 Act Regulations.

          (xi) Neither the Selling Stockholder nor any of her affiliates directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the Bylaws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

          (xii) The Selling Stockholder has not relied upon any representation by the Underwriters with respect to any tax consequences (federal, state or local) of the transactions contemplated hereby, or otherwise. The Selling Stockholder acknowledges that any tax liability that might arise with respect to the Shares to be sold by the Selling Stockholder shall be solely the responsibility of the Selling Stockholder.

     (c) Any certificate signed by any officer of the Company and delivered to you or to Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters pursuant to this Agreement or at the Closing contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholder and delivered to you or to counsel for the Underwriters at or prior to the Closing Date pursuant to the terms of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to matters covered thereby.

     Section 2. Sale and Delivery to the Underwriters; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder the number of Shares set forth in Schedule A opposite the name of such Underwriter (plus such additional number of Shares that such Underwriter may become obligated to purchase pursuant to Section 10 hereof).

     The purchase price per Share to be paid by the Underwriters shall be $______. The initial public offering price of the Shares shall be $______.

     (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the offices of Cruttenden & Company, Suite 100, 18301 Von Karman, Irvine, California, or at such other place as shall be agreed upon by the Company, the Selling Stockholder and you, at 10:00 a.m. Pacific Time either (i) on the fifth full business day after the effective date of the Registration Statement, or (ii) at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholder shall determine (such date and time of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Selling Stockholder by certified or official bank check or checks in California Clearing House funds or similar next day funds payable to the order of the Selling Stockholder against delivery to you for the respective accounts of the several Underwriters of certificates for the Shares to be purchased by them.

     (c) Certificates for the Shares to be purchased by the Underwriters shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Date. The certificates for the Shares will be made available for examination and packaging by you not later than 10:00 a.m. on the business day prior to the Closing Date.

     (d) It is understood that each Underwriter has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares that it has agreed to purchase. You, individually, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

     Section 3. Certain Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply in all material respects with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement (i) if the Company has not elected to rely upon Rule 430A, to the Prospectus or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectus, of which you shall not have previously been advised and furnished a copy or to which you or Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters shall have promptly and reasonably objected in writing; provided that such objections shall not prevent the filing of any amendment or supplement which, in the opinion of counsel for the Company, is required by the 1933 Act or the 1933 Act Regulations, in which case the Company shall make such changes in any such document prior to the filing thereof as the Underwriters upon advice of counsel may reasonably request.

     (c) The Company has furnished or will furnish to you and your counsel, without charge, two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts and has furnished or will furnish to you, for each other Underwriter, one conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits). In addition, the Company has furnished or will furnish to you and your counsel, without charge, such additional conformed copies of the Registration Statement, any amendments or supplements thereto and exhibits as shall be reasonably requested.

     (d) The Company will deliver to each Underwriter, without charge, from time to time until the effective date of the Registration Statement as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Underwriter, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when the Prospectus is required to be delivered under the 1933 Act and prior to the expiration of nine months after the effective date of the Registration Statement such number of copies of the Prospectus (as supplemented or amended) as such Underwriter may reasonably request, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the effective date of the Registration Statement upon such Underwriter's request through you, but at the expense of such Underwriter, the Company will prepare and deliver to such Underwriter, as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

     (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the Exchange Act, as amended, and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution through the Underwriters of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with Sales by the Underwriters of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, provided that the Company shall make such changes in any such document as the Underwriters upon advice of counsel may reasonably request; provided, further,that the Company shall determine the final terms of any such amendment or supplement.

     (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

     (g) The Company will make generally available (within the meaning of Section 11(a) of the 1933 Act and the 1933 Act Regulations) to its security holders as soon as practicable, but not later than 15 months after the date of the Prospectus, an earnings statement of the Company (which need not be certified by independent certified public accountants unless required by the 1933 Act or the 1933 Act Regulations, but which shall satisfy the provisions of Section 11(a) of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement but beginning not later than the first day of the Company's fiscal quarter next following such effective date.

     (h) The Company will cause the Shares to be listed on the Nasdaq National Market and comply with all applicable rules of the Nasdaq National Market in connection with the transactions contemplated hereby.

     (i) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

     (h) For a period of five years after the effect date of the Registration Statement, furnish you, without charge, the following:

           (i) within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

          (ii) as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;


         (iii) as soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs that was released by the Company; and

          (iv) such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

     (i) The Company will furnish to you as early as practicable prior to the Closing Date, but not less than two full business days prior thereto, a copy of its latest available unaudited interim financial statements that have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 5(h) and 5(i).

     (j) The Company will comply with all registration, filing and reporting requirements of the Exchange Act, which may from time to time by applicable to the Company.

     (k) The Company will comply with all provisions of all undertakings contained in the Registration Statement;

     (l) Prior to the Closing Date, the Company will issue no press release or other communication, directly or indirectly, and hold no press conferences and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets or liabilities of the Company, or this offering, without your prior written consent.

     (m) The Company will file timely with the Commission and the National Association of Securities Dealers, Inc. (the "NASD"), if required, a report on Form 10-C in accordance with the Rules and Regulations of the Commission under the Exchange Act.

     (n) At the Closing, the Company will deliver to you true and correct copies of the Articles of Incorporation and all amendments thereto of the Company and the Significant Subsidiaries, all such copies to be certified as of a recent date by the Secretary of State of the State of Nevada or the respective state official of the state of incorporation of such Significant Subsidiares; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and stockholders of the Company (or Actions by Written Consent in Lieu of Meetings) held prior to the Closing which in any way relate to the subject matter of this Agreement; and such other documents and certificates as you or your counsel may reasonably request.

     (o) The Company will use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 5 hereof.

     (p) The Company shall supply to you, your counsel, the Selling Stockholder and (if different from your counsel, the Selling Stockholder's counsel, at the Company's cost, bound volumes for each such party each containing material documents relating to the offering of the Shares within a reasonable time after the Closing, not to exceed 90 days.

     Section 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectus and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (b) the printing and distribution of the certificates for the Shares, (c) the delivery of the certificates for the Shares to the Underwriter, including any capital duties, stamp duties and stock transfer taxes payable upon the sale of the Shares to the Underwriters, (d) the fees and disbursements of the Company's counsel and accountants, (e) the filing fees in connection with the filing of the Registration Statement, (f) the qualification of the Shares under the applicable securities laws in accordance with Section 3(f) and any filing for review of the offering with the Corporate Financing Department of the NASD, including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (g) application and listing fees in connection with the approval and inclusion of the Shares for quotation on the Nasdaq National Market; (h) fees and disbursements of the Selling Stockholder's counsel and accountants and (i) the Representative's nonaccountable expense allowance equal to 2.5% of the aggregate gross proceeds from the sale of the Shares.

     If this Agreement is terminated by you in accordance with the provisions of Section 5, 9(b)(i) or 11, the Company shall reimburse the Underwriters for all their out-of-pocket expenses, including the reasonable fees and disbursements of Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters, except that the Selling Stockholder shall reimburse the Underwriters for such expenses if the Selling Stockholder fails to satisfy the conditions set forth in Sections 5(d) or 5(g) or
Section 11.

     Section 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained herein or in certificates of the Company's officers delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder, and to the following further conditions:

     (a) The Registration Statement shall have become effective no later than 6:00 p.m. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 6:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Underwriters; and at the Closing Date, no stop orders suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters. If the Company has elected to rely upon Rule 430A, the Prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) At the Closing Date, you shall have received signed opinions of Snell & Wilmer and/or Lionel, Sawyer & Collins, counsel for the Company, dated as of the Closing Date, together with reproduced copies of such opinions for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority and all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary.

       (ii) Each of the Company's subsidiaries incorporated in Nevada or Arizona is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full power and authority and all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and declarations and filings with, all federal, state, local and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus. Each Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary.

      (iii) Each of the Company and the Subsidiaries incorporated in Arizona or Nevada has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, and the Company has the corporate power to enter into and perform its obligations under this Agreement.

       (iv) The authorized capital stock of the Company as of the date of this Agreement consists of (i) 50,000,000 shares of Serial Preferred Stock, with or without par value, of which 6,100,000 shares have been designated Series A 8-1/2% Preferred Stock, no par value, and all of which are issued and outstanding; (ii) 150,000,000 shares of Serial Common Stock, with or without par value, of which 10,000,000 shares have been designated Series A Common Stock, $.25 par value, 5,754,334 of which are issued and outstanding; and 150,000,000 shares of Common Stock, $.25 par value, of which 32,909,729 shares are issued and outstanding; 1,335,937 shares of Common Stock are in treasury; and there have been no changes in the authorized and outstanding capital stock of the Company since the date of this Agreement. Each outstanding share of capital stock (including all of the Shares) is validly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof , has not been issued and is not owned or held in violation of any preemptive right of stockholders and has been issued or sold or exchanged in compliance with all applicable state and federal securities laws and regulations. To the knowledge of such counsel, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus.

        (v) The Shares are not subject to any preemptive right under the General Corporation Law of Nevada or, to such counsel's knowledge, other rights to purchase shares of capital stock of the Company (except contractual rights which have been waived).

       (vi) To the best of such counsel's knowledge, the Company has granted no options or awards relating to the Company's capital stock under the AMERCO Stock Option and Incentive Plan.

      (vii) Except as disclosed in or specifically contemplated by the Prospectus, to the best of such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments or obligations to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

     (viii) The statements made in the Prospectus under "Description of Securities," insofar as such section purports to constitute a summary of the terms of the Common Stock, constitutes an accurate and fair summary thereof in all material respects, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the General Corporation Law of Nevada.

      (vix) This Agreement has been duly authorized, executed and delivered by the Company.

        (x) The Company is not required to obtain any authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission thereunder, and state securities laws) under federal or Nevada or Arizona law for the sale and delivery of the Shares by the Selling Stockholder to the Underwriters.

       (xi) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and the compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), or the Restated Bylaws, as currently in effect (the "Bylaws"), of the Company or any of the Subsidiaries incorporated in Arizona or Nevada, and do not and will not conflict with, or constitute a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any of the Subsidiaries under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument to which the Company or any of its Subsidiaries incorporated in Arizona or Nevada is a party or by which it is bound, (B) any existing applicable federal or Nevada or Arizona corporate laws, rules or regulations, and except to the extent that the indemnification provisions thereof may conflict with any applicable law, rule or regulation or (C) to such counsel's knowledge, any judgment, order, writ or decree of any government agency or body, domestic or foreign, having jurisdiction over the Company, any of its Subsidiaries incorporated in Arizona or Nevada or any of their properties or operations. Such counsel need express no opinion, however, as to whether the execution and delivery of, or the performance by the Company of its obligations under this Agreement will constitute a violation of, or default under, any financial covenant or financial ratios contained in any of the agreements referred to in the preceding sentence.

      (xii) Such counsel has been advised by the Division of Corporation Finance of the Commission that the Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) of the 1933 Act Regulations have been made in the manner and within the time period required by Rule 424(b).

     (xiii) The Registration Statement (including the Rule 430A Information, if applicable), the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, as of their respective effective or issue dates (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

      (xiv) The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

       (xv) All descriptions in the Prospectus of contracts and other documents to which the Company and the Subsidiaries are parties are accurate in all material respects; to such counsel's knowledge, there are no other franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or agreements that are required to be described in or filed as exhibits in the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been described or filed as required.

      (xvi) To the best of such counsel's knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened against the Company which are required to be described in the Prospectus which are not described as required.

     (xvii) Insofar as statements in the Prospectus purport to summarize the status of litigation or other legal proceedings or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation or other legal proceedings and provisions purported to be summarized and are correct in all material respects.


    (xviii)    To such counsel's knowledge, no holders of the Company's
     securities have rights to the registration of shares of Common Stock or other securities in connection with the Offering as a result of the filing of the Registration Statement by the Company or the offering contemplated hereby, except for any such rights which have been waived.

     (xvix) The Shares are duly approved for quotation subject to notice of issuance on the Nasdaq National Market.

       (xx) Since the effective date of the Registration Statement, any event that has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus has been set forth in such an amendment or supplement.

      (xxi) The Company is not currently offering any securities for sale.

     (xxii) Such counsel has no knowledge of any promoter, affiliate, parent or Subsidiary of the Company, except as are described in the Registration Statement.

     In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, such counsel does not believe that either the Registration Statement or the Prospectus (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as of its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such opinion shall be to such further effect with respect to legal matters relating to issues or events which the Underwriters become aware of after the date of this Agreement relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel to the Underwriters may reasonably request. In giving such opinion, such counsel may rely as to all matters governed by laws of jurisdiction other than the State of Arizona, the General Corporation Law of the State of Nevada or the federal law of the United States, on opinions of other local counsel in such jurisdictions, who shall be counsel satisfactory to Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters, in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (c) At the Closing Date, you shall have received a signed opinion of Gary V. Klinefelter, General Counsel for the Company, dated as of the Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

        (i) Such counsel does not know of any statutes or regulations, or any pending or threatened legal or governmental proceedings, required to be described in the Prospectus that are not described as required, nor of any contracts or documents of a character required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, referred to or filed as required.

       (ii) To the knowledge of such counsel, no default exists in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is party or to which any of their respective properties are bound, except as disclosed in the Registration Statement and except for such defaults that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

      (iii) The descriptions in the Prospectus of the statutes, regulations, legal or governmental proceedings, contracts and other documents therein described, to the extent that they constitute matters of law or legal conclusion, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

       (iv) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated in this Agreement and compliance by the Company with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Articles of Incorporation or Bylaws of the Company or any of the Subsidiaries, and do not and will not conflict with, or constitute a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance under any property or assets of the Company or any of the Subsidiaries under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of their respective properties are bound,
     (B) any existing applicable Arizona or Nevada laws, rules or regulations (other than securities or blue sky laws of the various states, as to which such counsel need express no opinion, and except to the extent that the indemnification provisions thereof may conflict with any applicable Arizona or Nevada law, rule or regulation), or (C) to such counsel's knowledge, any judgment, order, writ or decree of any governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties or operations.

        (v) Each of the Company's subsidiaries incorporated in a United States jurisdiction other than Arizona or Nevada is validly existing and in good standing under the laws of the jurisdiction of its incorporation.

       (vi) Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all jurisdictions, if any, where it owns or leases real properties and in which the failure so to qualify when taken in the aggregate would have a material and adverse effect on the business, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

      (vii) There are no legal or governmental proceedings pending or to such counsel's knowledge, threatened that are required to be disclosed in the Registration Statement and are not so described therein.

     (viii) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission thereunder, and state securities law) is required to be made or obtained by the Company under Arizona or Nevada law for the valid sale and delivery of the Shares by the Selling Stockholder or for the consummation by the Company and the Selling Stockholder of the transactions contemplated in this Agreement.

       (ix) The Company has taken all necessary and appropriate action to remove the Company's right of first refusal set forth in Article VII,
     Section 2 of the Bylaws with respect to the Shares and such number of additional shares of Common Stock as the Selling Stockholder may, from time to time, elect to sell pursuant to Rule 144 promulgated under the 1933 Act, and such shares are, as of the Closing Date, free and clear of any such restriction.

     In addition, such opinion shall state that such counsel has participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectus and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, such counsel does not believe that either the Registration Statement or the Prospectus (other than the financial statements, notes or schedules thereto and other financial or statistical data and supplemental schedules included therein or omitted therefrom, as to which such counsel need express no opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as of its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Such opinion shall be to such further effect with respect to the legal matters relating to issues or events which the Underwriters become aware of after the date of this Agreement relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (d) At the Closing Date, you shall have received a signed opinion of Grover T. Wickersham, P.C., counsel for the Selling Stockholder, dated as of the Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, in form and substance reasonably satisfactory to the Underwriters upon advice of counsel, to the effect that:

          (i) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Commission thereunder, and state securities law) is necessary for the valid sale and delivery of the Shares or for the consummation by the Selling Stockholder of the transactions contemplated in this Agreement.

          (ii) The execution and delivery of this Agreement by the Selling Stockholder, the delivery of the Shares sold by the Selling Stockholder to the Underwriters, the consummation by the Selling Stockholder of the transactions contemplated in this Agreement and the compliance by the Selling Stockholder with the terms of this Agreement do not and will not conflict with, or constitute a breach or violation of, any of the terms and provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Selling Stockholder under (A) any indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note agreement or any other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which any of her respective properties are bound, (B) except to the extent that the indemnification provisions thereof may conflict with any applicable law, rule or regulation, any existing applicable laws, rules or regulations, other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion, or (C) to such counsel's knowledge, any judgment, order, writ or decree of any government agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or any of her properties or operations. Such counsel need express no opinion, however, as to whether the execution and delivery of, or the performance by the Selling Stockholder of her obligations under this Agreement will constitute a violation of, or default under, any financial covenants or financial ratios contained in any of the agreements referred to in the preceding sentence.

          (iii) The Custody Agreement (including the Power of Attorney contained therein) has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of the Selling Stockholder in accordance with its terms.

          (iv) This Agreement has been duly executed and delivered by the Selling Stockholder.

          (v) The Selling Stockholder is the sole registered owner of the Shares to be sold by the Selling Stockholder; upon completion and registration with the transfer agent of the sale of the Shares pursuant to this Agreement, each of the Underwriters will be the registered owner of the Shares purchased by it from the Selling Stockholder and, assuming the Underwriters purchased the Shares in good faith and without notice of any adverse claim, the Underwriters will have acquired the Shares free of any adverse claim, any lien in favor of the Company; the owner of the Shares, if other than the Selling Stockholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and the Selling Stockholder has the full right and power (A) to enter into this Agreement and the Custody Agreement and (B) to sell, transfer and deliver the Shares to be sold by the Selling Stockholder under this Agreement.

     Such opinion shall be to such further effect with respect to the legal matters relating to this Agreement and the sale of the Shares pursuant to this Agreement as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

     (e) At the Closing Date, you shall have received the favorable opinion of Cooley, Godward, Castro, Huddleson & Tatum, as counsel for the Underwriters, dated as of the Closing Date, together with reproduced copies of such opinion for each of the other Underwriters, to the effect that the opinions delivered pursuant to Sections 5(b), (c) and (d) appear on their faces to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Shares, this Agreement, the Registration Statement, the Prospectus and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of California and the federal law of the United States, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

     (f) At the Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectus, as they may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the date as of which information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries or before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, other than as set forth in the Prospectus,
(iv) the Company shall have complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Date and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Date and the condition set forth in clause (j) of this Section shall have been satisfied. At the Closing Date, you shall have received a certificate of the Chairman or the President and the chief financial or chief accounting officer of the Company, dated as of the Closing Date, to such effect. As used in Section 5(f)(ii) and (iii), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

     (g) At the Closing Date, (i) the representations and warranties of the Selling Stockholder set forth in Section 1(b) and in any certificates by or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof shall be accurate as though expressly made at and as of the Closing Date, (ii) the Selling Stockholder shall have performed her obligations under this Agreement in all material respects and (iii) you shall have received a certificate of the Selling Stockholder, dated as of the Closing Date, to the effect set forth in subsections (i) and (ii) of this Section 5(g).

     (h) At the time that this Agreement is executed by the Company, you shall have received from Price Waterhouse a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Underwriters, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

          (i) in their opinion, the audited financial statements and the related financial statement schedules included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the published rules and regulations thereunder;

          (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the stockholders and directors of the Company and each Committee of the Board of Directors of the Company from April 1, 1994 through September __, 1994, inquiries of certain officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) at August 31, 1994, and at a specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or long term debt of the Company and the Subsidiaries on a combined basis or any decrease in combined total current assets or combined total assets as compared with the amounts shown in the latest balance sheet included in the Registration Statement; or

               (B) for the period from July 1, 1994 to August 31, 1994 and to a specified date not more than five days prior to the date of this Agreement, there was any decrease in combined net revenue or in combined income before income taxes in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and

          (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and the Subsidiaries.

     (i) At the Closing Date, you shall have received from Price Waterhouse a letter, in form and substance satisfactory to you and dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h), except that the specified date referred to shall be a date not more than five business days prior to the Closing Date. In the event the Company relies on Rule 430A and the final Prospectus furnished to the Underwriters in connection with the offering of the Shares differs from the Prospectus included in the Registration Statement at the time of effectiveness, such letter shall update the procedures referred to in clauses (h)(ii) and (iii) above.

     (j) At the Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Shares as contemplated in this Agreement and the matters referred to in
Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholder, the performance of any of the covenants of the Company and the Selling Stockholder, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholder at or prior to the Closing Date in connection with the sale of the Shares as contemplated in this Agreement shall be reasonably satisfactory in form and substance to you upon advice of counsel.

     (k) The Shares shall have been included for quotation on the Nasdaq National Market.

     (l) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to your participation in such offering.

     If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you upon notice to the Company and the Selling Stockholder at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Sections 7 and 8 herein shall remain in effect.

     Section 6.  Indemnification.

     (a) Subject to the conditions set forth below, the Company and the Selling Stockholder agree to indemnify and hold harmless the Underwriters, any member of the selling group, and each of such entities' officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any one of the Underwriters or selling group members within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 6, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigations, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto (including the 430A Information, if applicable), or (B) in any application or other document or communication (in this Section 6, collectively called an "application") in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange or national market system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant or agreement of the Company or of the Selling Stockholder contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company and the Selling Stockholder may otherwise have, including liabilities arising under this Agreement. However, (i) the Company and the Selling Stockholder shall have no liability under this Section 6 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 6(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, and (ii) the liability of the Selling Stockholder under this Section 6(a) shall be limited to the proportion which the number of shares of Common Stock sold by such Selling Stockholder bears to all shares of Common Stock purchased by the Underwriters, but in no event shall the Selling Stockholder be liable under this Section 6(a) for an amount exceeding the aggregate purchase price received by the Selling Stockholder from the Underwriters for the shares sold hereunder, and (iii) the Selling Stockholder shall be liable under this Section 6(a) only if such loss, liability, claim, damage, or expense arises out of or is based upon the representations and warranties of such Selling Stockholder contained in Section 1(b) hereof. The foregoing notwithstanding, the indemnity provided for in this Section 6(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter or selling group member (or any person controlling such Underwriter or selling group member) from whom the person asserting such loss, claim, damage or liability purchased the Shares that are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus, as amended or supplemented) at or prior to confirmation of the sale of the Shares to such person in any case where such delivery is required by the 1933 Act and the true statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented).

     If any action is brought against the Underwriters, any members of the selling group or any of their respective officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter or selling group member (an "indemnified party") in respect of which indemnity may be sought against the Company or the Selling Stockholder (the "indemnifying party") pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the indemnifying party or parties in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party or parties from any liability they may have other than pursuant to this Section 6(a), and the indemnifying party or parties shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party or parties in connection with the defense of such action or the indemnifying party or parties shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the indemnifying party or parties, in any of which events such fees and expenses shall be borne by the indemnifying party or parties which shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party or parties shall not be liable for any settlement of any such claim or action effected without its or their written consent; provided, however, if a settlement is reached with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The Company and the Selling Stockholder each agrees promptly to notify the Underwriters and the Representative of the commencement of any litigation or proceedings against the Company or the Selling Stockholder, respectively, or against any of their officers or directors in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application. To the extent any provision of this Section 6(a) entitles the indemnified party to reimbursement of fees and expenses, such obligations may be billed by the indemnified party monty and shall be due and payable within 10 days of the date thereof.

     (b) The Underwriters agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, and the Selling Stockholder to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 6(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company as stated in this Section 6(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this
Section 6(b) shall be limited to the amount which represents the product of the number of Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus and the information under "UNDERWRITING" constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company, the Selling Stockholder or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this
Section 6(b), the Underwriters shall have the rights and duties given to the Company, and the Company, the Selling Stockholder and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 6(a).

     Section 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 is for any reason held to be unavailable to the Underwriters, the Company or the Selling Stockholder, then the Company and the Selling Stockholder shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company and the Selling Stockholder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances.
The Company, the Selling Stockholder and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Selling Stockholder shall not be obligated to contribute any amount in excess of the amount by which the product of the purchase price per share of Common Stock, as set forth in Section 2 hereof, and the number of shares of Common Stock being sold by the Selling Stockholder exceeds the amount of damages which the Selling Stockholder has otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Company. Anything in this Section 7 contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent; provided, however, if a settlement is reached with such consent or if there is a final judgment for the plaintiff, the party liable to make contribution agrees to so contribute by reason of such settlement or judgment to the extent provided in this
Section 7. This Section 7 is intended to supersede any right to contribution under the 1933 Act, the Exchange Act, or otherwise.

     Section 8. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company, its officers and the Selling Stockholder set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company and the Selling Stockholder or any Underwriter or controlling person and will survive delivery of and payment for the Shares.

     Section 9. Effective Date of this Agreement and Termination of Agreement. (a) This Agreement shall become effective at 6:30 a.m. Pacific Time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by you for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by you for offering by dealers by letter or telegram, whichever shall first occur. You or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 9, by giving the notice indicated in Section 9(c) before the time this Agreement becomes effective.

     (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date by giving notice to the Company and the Selling Stockholder (i) if there has been, since the date as of which the information is given in the Prospectus, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis the effect of which is such as to make it, in your reasonable judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such Exchanges or by order of the Commission, any other governmental authority or the NASD, or
(iv) if a banking moratorium has been declared by either federal, Arizona, Nevada or New York authorities, or (v) if there has occurred any change or development involving a prospective change in national or international political, financial or economic controls, which in your opinion is likely to have a material adverse effect on the market for the Shares. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Shares.

     (c) If you elect to prevent this Agreement from becoming effective as provided in this Section 9, or to terminate this Agreement, you shall notify the Company and the Selling Stockholder, promptly by telephone, telex or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify you and the Selling Stockholder by telephone, telex or telegram, confirmed by letter. If, as so provided, the Selling Stockholder elects to prevent this Agreement from becoming effective, the Selling Stockholder shall notify you and the Company by telephone, telex or telegram, confirmed by letter.

     (d) Anything in this Agreement to the contrary notwithstanding other than Section 9(d), if this Agreement shall not become effective by reason of an election pursuant to this Section 9 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company or the Selling Stockholder to perform any covenant or agreement or satisfy any condition of this Agreement by any of them to be performed or satisfied, the sole liability of the Company to you, in addition to the obligations the Company assumed pursuant to Section 4, will be to reimburse you for such out-of-pocket expenses (including the fees and disbursements of your counsel) as shall have been incurred by you in connection with this Agreement or the proposed offer, sale and delivery of the Shares, and upon demand, the Company agrees to pay promptly the full amount thereof to you. Anything in this Agreement to the contrary notwithstanding other than Section 9(e), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company or the Selling Stockholder to perform any covenant or agreement or satisfy any condition of this Agreement by them to be performed or satisfied, the Company shall no liability to you other than for obligations assumed by the Company pursuant to Section 4.

     (e) Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 3(a), 4, 6, 7, 8 and 9 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     (f)  This Agreement may also terminate pursuant to the provisions of
Section 2(c) and Section 5, with the effect stated in such Sections.

     Section 10. Default by One or More of the Underwriters. If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the Company or the Selling Stockholder shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Shares that such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Shares that the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares that the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of Shares that such non-defaulting Underwriter agreed to purchase hereunder, and provided, further, that the non-defaulting Underwriters shall not be obligated to purchase any Shares that the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Shares that the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Selling Stockholder shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for the purchase of such Shares on the terms herein set forth. In any such case, either you or the Selling Stockholder shall have the right to postpone the Closing for not more than seven business days after the date originally fixed as the Closing in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10. If neither the non-defaulting Underwriters nor the Selling Stockholder shall make arrangements within the 24-hour periods stated above for the purchase of all the Shares that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Stockholder to any non-defaulting Underwriter, except the Company shall be liable for actual expenses incurred by you as provided in Section 4 hereof, and without any liability on the part of any non-defaulting Underwriter to the Selling Stockholder.

     Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Selling Stockholder or to the remaining Underwriters for damages occasioned by its default hereunder.

     Section 11. Default by the Selling Stockholder. If the Selling Stockholder shall fail at the Closing Date to sell and deliver the number of Shares that she is obligated to sell, then this Agreement shall terminate without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 7 and 8 shall remain in effect. No action taken pursuant to this Section shall relieve the Selling Stockholder from liability, if any, in respect of such default.

     Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be promptly confirmed in writing). Notices to you or the Underwriters shall be directed to you at Suite 100, 18301 Von Karman, Irvine, California 92715, attention of Walter Cruttenden, III; notices to the Company shall be directed to the Company at 2727 North Central Avenue, Phoenix, Arizona 85004, attention of Gary V. Klinefelter; and notices to the Selling Stockholder shall be directed to the Selling Stockholder c/o Grover T. Wickersham, P.C., 430 Cambridge Avenue, Suite 100, Palo Alto, California 94306, attention of Grover T. Wickersham.

     Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Selling Stockholder and the Company and, to the extent expressed, any person controlling the Company, the Selling Stockholder or any of the Underwriters, and directors of the Company, the Selling Stockholder, their officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Shares. All of the obligations of the Underwriters hereunder are several and not joint.

     Section 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA. SPECIFIED TIMES OF THE DAY REFER TO PACIFIC TIME.

     Section 15. Counterparts. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute and the same agreement.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.

                                   Very truly yours,

                                   AMERCO



                                   By:  ____________________________________
                                        Name:
                                        Title:



                                   _________________________________________
                                   Sophia M. Shoen


Confirmed and accepted as of the
date first above written:

CRUTTENDEN & COMPANY



By:
     Name:
     Title:

                                 SCHEDULE A




                                              Number of Shares
    Underwriter                                to be Purchased
    -----------                                ---------------

Cruttenden & Company  . . . . . . . . . . .


     Total  . . . . . . . . . . . . . . . .
                                                   500,000
                                                   =======

                                                                   Exhibit A


                             AMERCO SUBSIDIARIES



                               500,000 Shares

                                   AMERCO

                                Common Stock


                        AGREEMENT AMONG UNDERWRITERS


                                                      ________________, 1994


Cruttenden & Company
18301 Von Karman, Suite 100
Irvine, California 92715

Gentlemen:

     We wish to confirm our agreement with you with respect to the several purchases from Sophia M. Shoen, an individual residing in the State of Arizona (the "Selling Stockholder) by you and the other Underwriters hereinafter referred to, including ourselves, of an aggregate of 500,000 shares of Common Stock (the "Shares") of AMERCO, a Nevada corporation (the "Company") and with respect to the offering of the Shares. The Selling Stockholder proposes to offer and sell the Shares pursuant to the registration provisions of the Securities Act of 1933, as amended (the "Act") and on the terms set forth in an Underwriting Agreement dated _______________, 1994 (the "Underwriting Agreement") by and among the Company, the Selling Stockholder and the Underwriters (the offering of the Shares to the public in the manner contemplated by the Underwriting Agreement being referred to herein as the "Public Offering").

     The Shares are subject to a registration statement which has been filed with the Securities and Exchange Commission (the "Commission") under the Act and which is more particularly described in the Underwriting Agreement. One or more amendments to or supplements of such registration statement have been or may be filed in which, with our consent hereby given, we have been or will be named as one of the Underwriters of the Public Offering of the Shares. The registration statement and the prospectus have been and may be further amended or supplemented, but no such amendment or supplement shall release or affect our obligations hereunder or under the Underwriting Agreement. The registration statement and the prospectus constituting a part thereof, including all documents incorporated by reference therein, as amended and supplemented from time to time in accordance with the Act, are hereinafter respectively referred to as the "Registration Statement" and the "Prospectus." The Registration Statement has not yet become effective under the Act.

     1. Underwriting Agreement. Annexed hereto is a copy of the proposed Underwriting Agreement with the Company and the Selling Stockholder providing for the purchase from the Selling Stockholder by each Underwriter, severally, of the respective number of Shares set forth opposite its name on
Schedule I hereto, subject to increase as provided in Section 10 of the Underwriting Agreement upon certain defaults by Underwriters. The term "Underwriting Commitment" with respect to any Underwriter shall refer to the number of Shares which such Underwriter will be obligated to purchase as shown on Schedule I and pursuant to the provisions of the Underwriting Agreement. It is understood that changes may be made in those who are to be Underwriters and in the respective numbers of Shares to be purchased by the Underwriters but that the number of Shares to be purchased by us as set forth herein will not be changed without our consent, subject to Section 10 of the Underwriting Agreement.

     2. Authority of Representative. We authorize you, as Representative of the several Underwriters, (i) to enter into an agreement substantially in the form of the Underwriting Agreement annexed hereto; (ii) to act as our representative in all matters concerning the Underwriting Agreement, this Agreement and the sale and distribution of the Shares thereunder; (iii) to exercise all authority vested in the Underwriters or the Representative by the Underwriting Agreement; and (iv) to take such action as you may deem necessary or advisable in respect of all matters pertaining thereto, including the determination of the time of the initial public offering and of the information to be included in the Prospectus with respect to the terms of the Public Offering. We understand that you will advise us when the Shares are released for offer and sale to the public.

     We authorize you to reserve for sale and to sell for our account (a) to institutions and other retail purchasers and (b) to dealers selected by you ("Selected Dealers"), including Underwriters, such numbers of Shares to be purchased by us as hereinafter provided as you determine, and we authorize you to fix the concessions and reallowances in connection with any such sales to Selected Dealers. Such concessions and reallowances may be allowed only as consideration for services rendered in distribution and in accordance with the form of Selected Dealers Agreement annexed hereto. Except for sales for the accounts of Underwriters designated by a purchaser, aggregate sales of the Shares to institutions and other retail purchasers will be made for the accounts of the several Underwriters as nearly as practicable in proportion to the respective Underwriting Commitments. Sales of the Shares to Selected Dealers will be made for the accounts of the several Underwriters in such proportion as you determine. We authorize you in your discretion, after the Shares are released for sale to the public, to change the public offering price of the Shares, the concessions and reallowances in connection with the sales to Selected Dealers and other terms of sale hereunder and under the agreements with Selected Dealers.

     Sales of Shares between Underwriters may be made with your prior consent, or as you deem advisable for Blue Sky purposes.

     At or prior to the time when the Shares are released for sale, you will advise us of the numbers of Shares so sold or reserved for sale for our account. We will retain for direct sale any Shares purchased by us and not sold or reserved for sale for our account. With your consent, we may obtain release from you for direct sale of Shares reserved for sale to Selected Dealers but not sold and paid for, in which event the number of Shares reserved for our account for sale Selected Dealers shall be correspondingly reduced. After advice from you that the Shares are released for sale to the public, we will offer for sale to the public in conformity with the terms of the offering set forth in the Prospectus such of our Shares as you advise us are not sold or reserved for sale for our account.

     We will advise you, from time to time, at your request, of the number of Shares retained by us remaining unsold. You may at any time (a) reserve any of such Shares for sale by you for our account or (b) purchase any of such Shares which, in your opinion, are needed to enable you to make deliveries for the accounts of several Underwriters pursuant to this Agreement. Such purchases will be made at the public offering price or, at your option, at such price less any part of the Selected Dealers' concession.

     In respect of any Shares sold directly by us and thereafter purchased by you at or below the initial public offering price prior to the termination of this Agreement (or such longer period as may be necessary to cover any short position with respect to the Public Offering), you may charge our account with an amount equal to the Selected Dealers' concession with respect thereto and credit such amount against the cost thereof, or you may require us to purchase such Shares at a price equal to the total cost thereof, including any commissions and transfer taxes on redelivery.

     3. Stabilization and Trading in Shares. We authorize you, at any time prior to the termination of this Agreement, in your discretion (a) to make purchases and sales of the Shares of the Company in the open market or otherwise, either for long or short account, and on such terms and at such prices as you may determine and (b) in arranging for sales of the Shares, to over-allot, and to make purchases for the purpose of covering any over-allotment so made; provided, however, that at no time will the aggregate of our net commitments resulting from such purchases and sales and over-allotments whether for long or short account, exceed 10% of our Underwriting Commitment. We agree to take up at cost on demand any of the Shares of the Company so purchased for our account and to deliver on demand any of the Shares so sold for our account. Without limiting the generality of the foregoing, you may buy or take over for the accounts of the several Underwriters, at the price at which reserved, any Shares of any Underwriter reserved for sale by you, but not purchased and paid for.

     We understand that, in the event that you effect stabilization pursuant to this Section, you will notify us promptly of the date and time when the first stabilizing purchase is effected and the date and time when stabilizing is terminated. We agree (and such agreement will survive the termination of this Agreement) to comply with all requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to notification and keeping of records of stabilizing transactions and that, if stabilizing is effected, we will file with you, for filing with the Commission, duplicate original copies of a "not as manager" report on Form X-17A-1 not later than five business days following the day on which stabilizing is terminated.

     Except as permitted by you, we will not bid for, purchase, attempt to induce others to purchase, sell, directly or indirectly, any Shares other than by (a) the purchase and sale of Shares as provided in the Underwriting Agreement, this Agreement or the agreements with Selected Dealers, (b) the purchase from or sale to other Underwriters or Selected Dealers of Shares at the public offering price or at such price less any part of the Selected Dealers' concession, and (c) as brokers pursuant to unsolicited orders. We confirm that we have and agree that we will at all times comply with the provisions of Rule 10b-6 of the Commission under the Exchange Act applicable to the Public Offering.

     4. Delivery and Payment. At your request, we will furnish you with funds in an amount equal to the public offering price, less the Selected Dealers' concession, of either our Shares or our unreserved Shares, as you may direct, and we will authorize you to make payment therewith pursuant to the provisions of the Underwriting Agreement. Such payment will be credited to our account. You may, in your discretion, make such payment on our behalf with your own funds, in which event we will reimburse you on request. If and when you receive payment for our reserved Shares sold for our account, you will remit to us the purchase price paid by us for such Shares (if any) and debit or credit, as appropriate, our account with the difference between the sale price and the purchase price of such Shares.

     You will promptly deliver to us any Shares purchased by us and not sold or reserved for sale by you. You may, in your discretion, deliver such Shares to us through the facilities of the Depository Trust Company if we are a member or, if we are not a member, through our ordinary correspondent who is a member, unless we promptly give you written instructions otherwise. All other Shares which you then hold for our account will be delivered to us upon termination of this Agreement, or prior thereto in your discretion, and may at any time be delivered to us for carrying purposes only, subject to redelivery upon demand. If upon termination of this Agreement, an agreement of not to exceed 50,000 shares remains unsold out of the Shares reserved by you pursuant to Section 2 hereof, you may, in your discretion, sell such Shares at such prices as you may determine.

     We authorize you, in connection with the purchase, distribution and resale of the Shares to advance your own funds for our account (in which event we will reimburse you on request), charging current interest rates, or to arrange loans for our account and execute on our behalf any note in connection therewith, and to hold or pledge all or any part of our Shares as security therefor. Any lender is hereby authorized to accept your instructions with respect thereto.

     You will promptly remit to us or credit to our account (a) the proceeds from any loan made on our behalf and (b) upon payment to you for any Shares sold for our account, an amount equal to the sale price of such Shares received by you, less transfer taxes (if any) and expenses.

     5. Underwriter Undertakings. We will not make any representations concerning the Shares other than those set forth in the Company's then current Prospectus and will offer and sell the Shares in conformity with the terms of the offering set forth in the Prospectus. By accepting this Agreement, we (i) acknowledge our understanding of (a) Section 1 of Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (the "Association") and the interpretations of such Section promulgated by the Board of Governors of the Association (the "Interpretations") including, but not limited to the Interpretation with respect to Free-Riding and Withholding, (b) Rule 174 of the Rules and Regulations promulgated under the Act and Rules 10b-5 and 10b-6 promulgated under the Exchange Act, (c) Release No. 3907 under the Act, (d) Release No. 4150 under the Act and (e) Sections 8, 24, 25, and 36 of Article III of the Rules of Fair Practice of the Association and the Interpretations of such Sections promulgated by the Board of Governors of the Association; and (ii) represent, warrant, covenant and agree that we will comply with all applicable requirements of the Act and the Exchange Act in addition to the specific provisions cited at subparagraph (i) of this Paragraph 5, and that we will not violate, directly or indirectly, any provision of applicable law in connection with our participation in the Public Offering of the Shares.

     By accepting this Agreement, we agree to comply with all applicable federal laws including, but not limited to, the Act and the Exchange Act and Rules and Regulations of the Commission thereunder; the Constitution and all applicable federal laws; the laws of the states or other jurisdictions in which the Shares may be offered or sold by us; and the Constitution, Bylaws and Rules of Fair Practice of the Association. Further, we agree that we will not offer or sell the Shares in any state or jurisdiction except those in which the Shares have been qualified or qualification is not required.
We acknowledge we will not be entitled to any compensation hereunder for any period during which we have been suspended or expelled from membership in the Association. Upon completion of billing of the Public Offering, we will furnish to you one copy of an executed Territorial Distribution Questionnaire and one copy of a full and complete list of all record and beneficial owners (if known) of the Shares sold by us.

     6. Employees and other Representatives. By accepting this Agreement, we assume full responsibility for thorough and proper training of our employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth by the Interpretation of the Board of Governors to
Section 1 of Article III of the Rules of Fair Practice of the Association.

     7. Termination and Settlement. This Agreement will terminate (a) at the close of business on the thirtieth day after the date of the Underwriting Agreement; or (b) on such earlier or later date, not more than 30 days after the date specified in (a), as you may determine; or (c) on the date of termination of the Underwriting Agreement, if the same shall be terminated as provided by its terms.

     Upon termination of this Agreement, all authorizations, rights and obligations hereunder will cease, except (a) the mutual obligation to settle accounts hereunder, (b) our obligation to pay any claims referred to in the last paragraph of this Section 7, (c) the obligations with respect to indemnity set forth in Section 8 hereof (all obligations of which will continue until fully discharged), and (d) our obligation with respect to purchases which may be made by you from time to time thereafter to cover any short position with respect to the Public Offering, all of which will continue until fully discharged, and except your authority with respect to matters to be determined by you, or by you and the Company or the Selling Stockholder, pursuant to the terms of the Underwriting Agreement, which will survive the termination of this Agreement.

     The accounts arising pursuant to this Agreement will be settled and paid as soon as practicable after termination. The determination by you of the amounts to be paid to or by us will be final and conclusive.

     Notwithstanding any settlement upon the termination of this Agreement, we will pay our proportionate share of any amount asserted against and discharged by the Underwriters, or any of them, based upon the claim that the Underwriters constitute an association, unincorporated business or other separate entity, or based upon or arising out of a claim that this Agreement or the Underwriting Agreement is invalid or illegal for any reason, including any expense incurred in defending against such claim, and will pay any transfer taxes which may be assessed thereafter on account of any sale or transfer of Shares for our account.

     8. Indemnity and Contribution. Each Underwriter, including ourselves, agrees to indemnify, hold harmless and reimburse each other Underwriter, each person who controls any other Underwriter within the meaning of Section 15 of the Act, and any successor of any other Underwriter, all if and to the extent that each Underwriter will be obligated in the Underwriting Agreement to indemnify, hold harmless and reimburse the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, and the Selling Stockholder.

     Each Underwriter (including ourselves) will pay upon request, as contribution, its proportionate share, based upon its Underwriting Commitment, of any and all losses, claims, damages or liabilities, joint or several, paid or incurred by any Underwriter to any person other than an Underwriter arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any other related preliminary prospectus or any other selling or advertising material approved by you for use by the Underwriters in connection with the sale of the Shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading (other than an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein); and will pay such proportionate share of any legal or other expenses reasonably incurred by you or with your consent in connection with investigating or defending any such loss, claim, damage or liability, or any action in respect thereof. In determining the amount of any Underwriter's obligation under this paragraph, appropriate adjustment may be made by you to reflect any amounts received by any one or more Underwriters in respect of such claim from the Company, pursuant to Sections 6 and 7 of the Underwriting Agreement or otherwise. There will be credited against any amount paid or payable by us pursuant to this paragraph, any loss, damage, liability or expense which is incurred by us as a result of any such claim asserted against us, and if such loss, claim, damage, liability or expense is incurred by us subsequent to any payment by us pursuant to this paragraph, appropriate provision will be made to effect such credit, by refund or otherwise. If any such claim is asserted, you may take such action in connection therewith as you deem necessary or desirable, including retention of counsel to the Underwriters, and in your discretion separate counsel for any particular Underwriter or group of Underwriters, and the fees and disbursements of counsel so retained by you, including fees and disbursements for a successful defense, will be included in the amounts payable pursuant to this paragraph. In determining amounts payable pursuant to this paragraph, any loss, claim, damage, liability or expenses incurred by any person controlling any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act which has been incurred by reason of such control relationship will be deemed to have been incurred by such Underwriter. Any Underwriter may elect to retain at its own expense its own counsel. You may settle or consent to the settlement of any such claim, on advise of counsel retained by you, with the approval of a majority in interest of the Underwriters. Whenever you receive notice of the assertion of any claim to which the provisions of this paragraph would be applicable, you will give prompt notice thereof to each Underwriter. You will also furnish each Underwriter with periodic reports as to the status of such claim and the action taken by you in connection therewith. If any Underwriter or Underwriters default in their obligations to make any payment under this paragraph, each non-defaulting Underwriter will be obligated to pay its proportionate share of all defaulted payments, based upon such Underwriter's Underwriting Commitment as related to the Underwriting Commitments of all non-defaulting Underwriters. Any Underwriter or Underwriters defaulting in their obligations shall be liable for all losses, claims, damages, liabilities, costs and attorneys fees paid or incurred by any Underwriter in collection of the defaulted payments from the defaulting Underwriter.

     9. Position of Representative. In taking any action under this Agreement, you will act only as agent of the Underwriters and will be under no liability to us, except for lack of good faith, for obligations expressly assumed by you in this Agreement and for any liability imposed by the Act.

     10. Miscellaneous. The Underwriting Agreement provides that the obligations of the Underwriters thereunder are subject to the condition that the Registration Statement, as defined therein, shall have become effective not later than 6:00 p.m., Pacific Time, on the date of the Underwriting Agreement. You are hereby authorized, in your discretion, to extend such date to any subsequent date and to execute on our behalf any supplementary agreement that may be necessary for such purpose. With respect to the Underwriting Agreement, you are also authorized in your discretion to postpone any date specified therein, and to exercise any right of cancellation or termination.

     Default by any other Underwriter with respect to the Underwriting Agreement will release us from any of our obligations thereunder and hereunder only if the Underwriting Agreement in thereupon terminated in accordance with its terms. If one or more Underwriters default under the Underwriting Agreement, you may arrange for the purchase by others, including non-defaulting Underwriters, of Shares not taken up by the defaulting Underwriter or Underwriters.

     Nothing herein contained will constitute the Underwriters a partnership, association or separate entity, and the obligations of ourselves and of each of the other Underwriters are several and not joint. If for Federal income tax purposes the Underwriters should be deemed to constitute a partnership, then each Underwriter elects to be excluded from the application of Subchapter K, Chapter 1, Subtitle A, of the Internal Revenue Code of 1986, as amended. You, as Representative of the Underwriters, are authorized, in your discretion, to execute on behalf of the Underwriters, such evidence of such election as may be required by the Internal Revenue Service.

     We authorize you to file with any governmental agency any reports required to be filed by you in connection with the transactions contemplated by this Agreement or the Underwriting Agreement, and we will furnish any information in our possession needed for such reports. You do not assume any responsibility or obligation as to our right to sell the Shares in any jurisdiction, notwithstanding any information you may furnish in that connection.

     We will not advertise over our name until after the first public advertisement made by you and then only at our own expense and risk. We authorize you to exercise complete discretion with regard to the first public advertisement.

     You will not be under any duty to account for any interest on our funds at any time in your hands.

     We hereby confirm that (i) we have examined the Registration Statement,
(ii) we are familiar with the information contained therein and that insofar as it relates to us, it is correct and is not misleading and (iii) we are willing to accept the responsibilities under the Act of an Underwriter named in such Registration Statement. You are authorized, in your discretion, on our behalf, to approve of or to object to any further amendments or supplements to the Registration Statement. We agree that we will deliver all preliminary and final prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.

     Any notice form you to us will be deemed to have been duly given if mailed, telexed or sent by facsimile or other written communication to us at the address set forth in our Underwriters' Questionnaire addressed to the Company. Any notice to you will be deemed to have been duly given if mailed, telexed or sent by facsimile or other written communication to you at Cruttenden & Company, Inc., Suite 100, 18301 Von Karman, Irvine, California 92715.

     This Agreement will be governed by and construed in accordance with the laws of the State of California. This Agreement embodies the entire agreement and underwriting between us and supersedes all prior agreements and understandings related to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All the terms of this Agreement, whether so expressed or not, shall be binding upon the respective successors and assigns of the parties hereto (in respect of "successors and assigns," reference is made to Section 13 of the Underwriting Agreement) and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, provided, however, that neither party hereto can assign this Agreement or any of its rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment or transfer without the other party's prior written consent shall be void and without force or effect.
The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                                   Very truly yours,



                                   By   __________________________________
                                      As Attorney-in-Fact for each of the
                                      several Underwriters named
                                      in Schedule I annexed hereto


Confirmed the day and year
first above written.

CRUTTENDEN & COMPANY, as
Representative of the several
Underwriters

By _______________________________________

Title _____________________________________


                                 SCHEDULE I

                                UNDERWRITING


     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Selling Stockholder has agreed to sell to each of the Underwriters for whom Cruttenden & Company is acting as Representative, and the Underwriters have severally agreed to purchase from the Selling Stockholder, the number of shares of Common Stock set forth opposite their respective names:


                                        Number of
    Underwriter                          Shares
- --------------------                    ---------
Cruttenden & Company

                                        _________
   Total                                 500,000

     The nature of the obligations of the Underwriters is such that if any of the Shares are purchased, all of them must be purchased. The Underwriters propose to offer the Shares to the public at the price set forth on the cover page of the Prospectus and to dealers at such price less a concession not in excess of $____ per share. After the initial public offering, the public offering price and concessions may be changed by the Representative.


DRAFT DATED AUGUST 20, 1994

                         SELECTED DEALERS AGREEMENT

                             PUBLIC OFFERING OF
                       500,000 Shares of Common Stock
                      Offering Price of $____ per Share


                                   AMERCO


                           ________________, 1994


     Cruttenden & Company (the "Representative") has severally agreed with AMERCO, a Nevada corporation (the "Company") and Sophia M. Shoen (the "Selling Stockholder") to purchase from the Selling Stockholder 500,000 shares ("Shares") of common stock, $0.25 par value (the "Common Stock") of the Company. We are offering the Shares to the public at an offering price of $______ per Share. Certain other capitalized terms used herein are defined in the Underwriting Agreement and are used herein as therein defined.

     The Representative is offering the Shares to certain selected dealers (the "Selected Dealers"), when, as and if accepted by us and subject to withdrawal, cancellation or modification of the offer without notice and further subject to the terms of (i) the Company's current Prospectus, (ii) the Underwriting Agreement, (iii) this Agreement, and (iv) the Representative's instructions which may be forwarded to the Selected Dealer from time to time. A copy of the Underwriting Agreement will be delivered to you forthwith for inspection or copying or both, upon your request therefor. This invitation is made by the Representative only if the Shares may be offered lawfully to dealers in your state.

     The further terms and conditions of this invitation are as follows:

     1. Acceptance of Orders. Orders received by us from the Selected Dealer will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's current Prospectus, subject to allotment in the Representative's uncontrolled discretion. We reserve the right to reject any orders, in whole or in part.

     2. Selling Concession. As a Selected Dealer, you will be allowed on all Shares purchased by you, which we have not repurchased or contracted to repurchase prior to termination of this Agreement at or below the initial public offering price, a concession of ___% of the full __% Underwriting discount, i.e., $__ per Share as shown in the Company's current Prospectus. No selling concession will be allowed to any domestic broker-dealer who is not a member of the National Association of Securities Dealers, Inc. (the "Association") or to any foreign broker-dealer eligible for membership in the Association who is not a member of the Association. Payment of such selling concession to you will be made only as provided in Section 4 hereof. After the Shares are released for sale to the public, the Representative is authorized to, and may, change the initial public offering price and the selling concession.

     3. Reoffer of Shares. Shares purchased by you are to be bona fide reoffered by you in conformity with this Agreement and the terms of offering set forth in the Prospectus. You agree that you will not bid for, purchase, attempt to induce others to purchase or sell, directly or indirectly, any Shares except as contemplated by this Agreement and except as a broker pursuant to unsolicited orders. You confirm that you have complied and agree that you will at all times comply with the provisions of Rule 10b-6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to this offering. In respect of Shares sold by you and thereafter purchased by us at or below the initial public offering price prior to the termination of this Agreement as described hereinafter (or such longer period as may be necessary to cover any short position with respect to the offering), you agree at our option either to repurchase the Shares at a price equal to the cost thereof to us, including commissions and transfer taxes on redelivery, or to repay us such part of your Selected Dealers' concessions on such Shares as we designate.

     4. Payment for Shares. Payment for the Shares purchased by you is to be made at the net Selected Dealers' price of $___ per Share, at the office of Cruttenden & Company, Suite 100, 18301 Von Karman, Irvine, California 92715, at such time and on such date as we may designate, by certified or official bank check, payable in clearing house funds to the order of Cruttenden & Company, against delivery of certificates for the Shares so purchased. If such payment is not made at such time and on such date, you agree to pay Cruttenden & Company interest on such funds at the current interest rates. We may in our discretion deliver the Shares purchased by you through the facilities of the Depository Trust Company or, if you are not a member, through your ordinary correspondent who is a member, unless you promptly give us written instructions otherwise.

     5. Offering Representations. We have been informed that a Registration Statement in respect of the Shares is expected to become effective under the Securities Act of 1933, as amended (the "1933 Act").
You are not authorized to give any information or to make any representations other than those contained in the Prospectus or to act as agent for the Company or for the undersigned when offering the Shares to the public or otherwise.

     6. Blue Sky. We do not assume any responsibility or obligations as to your right to sell the Shares in any jurisdiction, notwithstanding any information we may furnish in that connection. The Selected Dealer shall report in writing to the Representative the number of Shares which have been sold by it in each state and the number of transactions made in each such state. This state report shall be submitted to the Representative as soon as possible after completion of billing, but in any event not more than three days after the closing.

     7. Dealer Undertakings. By accepting this Agreement, the Selected Dealer in offering and selling the Shares in the Public Offering (i) acknowledges its understanding of (a) Section 1 of Article II of the Rules of Fair Practice (the "Rules") of the Association and the interpretations of such Rules promulgated by the Board of Governors of the Association (the "Interpretations") including, but not limited to the Interpretation with respect to "Free-Riding and Withholding" defined therein, (b) Rule 174 of the rules and regulations promulgated under the 1933 Act, (c) Rules 10b-5 and 10b-6 promulgated under the Exchange Act, (d) Release No. 3907 under the 1933 Act, (e) Release No. 4150 under the 1933 Act and (f) Sections 8, 24, 25 and 36 of Article III of the Rules and Interpretations, and (ii) represents, warrants, covenants and agrees that it shall comply with all applicable requirements of the 1933 Act and the Exchange Act in addition to the specific provisions cited in subparagraph (i) above and that it shall not violate, directly or indirectly, any provision of applicable law in connection with its participation in the Public Offering of the Shares.

     8. Conditions of Public Offering. All sales shall be subject to delivery by the Company and Selling Stockholder of certificates evidencing the Shares against payment therefor.

     9. Failure of Order. If an order is rejected or if a payment is received which proves insufficient or worthless, any compensation paid to the Selected Dealer shall be returned by (i) restoration by the Representative to the Selected Dealer of the latter's remittance or (ii) a charge against the account of the Selected Dealer with the Representative, as the latter may elect without notice being given of such election.

     10. Additional Representations, Covenants and Warranties of Selected Dealer. By accepting this Agreement, the Selected Dealer represents that it is registered as a broker-dealer under the Exchange Act; is qualified to act as a dealer in the states or the jurisdictions in which it shall offer the Shares; is a member in good standing of the Association; and shall maintain such registrations, qualifications and membership in full force and effect and in good standing throughout the term of this Agreement. If the Selected Dealer is not a member of the Association, it represents that it is a foreign dealer not registered under the Exchange Act and agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making any sales, to comply with the Association's Interpretation with respect to Free-Riding and Withholding. Further, the Selected Dealer agrees to comply with all applicable federal laws including, but not limited to, the 1933 Act and the Exchange Act and the rules and regulations of the Commission thereunder; the laws of the states or other jurisdictions in which Shares may be offered or sold by it; and the Constitution, Bylaws and Rules of Fair Practice of the Association. Further, the Selected Dealer agrees that it will not offer or sell the Shares in any state or jurisdiction except those in which the Shares have been qualified or qualification is not required. The Selected Dealer acknowledges its understanding that it shall not be entitled to any compensation hereunder for any period during which it has been suspended or expelled from membership in the Association.

     11. Employees and other Agents of the Selected Dealer. By accepting this Agreement, the Selected Dealer assumes full responsibility for thorough and proper training of its employees and other agents and representatives concerning the selling methods to be used in connection with the Public Offering of the Shares, giving special emphasis to the principles of full and fair disclosure to prospective investors and the prohibitions against "Free-Riding and Withholding" as set forth in the Rules and Interpretation of the Board of Governors to Section 1 of Article III of the Rules of Fair Practice of the Association.

     12. Indemnification by the Company. The Company and the Selling Stockholder have agreed in Section 6 of the Underwriting Agreement to indemnify and hold harmless the Underwriters, including the Representative, and members of the selling group and each person, if any, who controls the Underwriters and any selling group member within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense (including reasonable legal and other expenses incurred by such Underwriter, each such selling group member and such controlling persons in connection with defending or investigating, any such claims or liabilities, and any and all amounts paid in settlement of any claim or litigation), which the Underwriter, selling group member or controlling persons may incur arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 12, collectively called an "application") executed by or on behalf of the Company or the Selling Stockholder or based upon written information furnished by or on behalf of the Company or the Selling Stockholder filed in any jurisdiction in order to qualify the Shares under the "blue sky" or securities laws thereof or filed with the Commission or any securities exchange or national market system; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriters in the manner contemplated by Sections 6 and 7 of the Underwriting Agreement expressly for inclusion in the Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company or the Selling Stockholder contained in the Underwriting Agreement. The Representative has agreed to give the Company an opportunity and the right to participate in the defense or preparation of the defense of any action brought against the Underwriters, any selling group member or any controlling person thereof to enforce any such loss, claim, demand, liability or expense. The agreement of the Company under this indemnity is conditioned upon notice of any such action having been promptly given by the indemnified party to the Company. Failure to notify the Company as provided in the Underwriting Agreement shall not relieve the Company of its liability which it may have to the Underwriters, any selling group member or any controlling person thereof other than pursuant to Sections 6 and 7 of the Underwriting Agreement. This agreement is subject in all respects, especially insofar as the foregoing description of the indemnification provisions set forth in the Underwriting Agreement, a copy of which will be made available for inspection or copying or both to the Selected Dealer upon written request to the Representative therefor.

     13. Indemnification by the Selected Dealer. The Selected Dealer shall indemnify and hold harmless the Representative and the Company and each person, if any, who controls the Representative or the Company within the meaning of Section 15 of the 1933 Act, and the Selling Stockholder from and against any and all losses, claims, damages or liabilities to which the Company, the Selling Stockholder or the Representative may become subject under the 1933 Act or otherwise, but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon information contained in the Registration Statement, Prospectus or other documents filed with the Commission or in any Blue Sky Application to the extent such information is supplied by the Selected Dealer to the Representative or the Company for inclusion therein, or are based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's employees or other agents to the Company, the Selling Stockholder or the Representative orally or by any other means; and the Selected Dealer shall reimburse the Company, the Selling Stockholder and the Representative for any legal or other expenses reasonably incurred by them in connection with the investigation of or the defense of any such action or claim. The Representative shall, after receiving the first summons or other legal process disclosing the nature of the 1933 Action being brought against it, the Company or the Selling Stockholder in any proceeding with respect to which indemnity may be sought by the Company, the Selling Stockholder or the Representative hereunder, notify promptly the Selected Dealer in writing of the commencement thereof; and the Selected Dealer shall be entitled to participate in (and, to the extent the Selected Dealer shall wish, to direct) the defense thereof at the expense of the Selected Dealer, but such defense shall be conducted by counsel satisfactory to the Company and the Representative. If the Selected Dealer shall fail to provide such defense, the Company, the Selling Stockholder or the Representative may defend such action at the cost and expense of the Selected Dealer. The Selected Dealer's obligation under this Section 13 shall survive any termination of this Agreement, the Underwriting Agreement and the delivery of and payment for the Shares under the Underwriting Agreement, and shall remain in full force and effect regardless of the investigation made by or on behalf of any Representative within the meaning of Section 15 of the 1933 Act.

     14. No Authority to Act as Partner or Agent. Nothing herein shall constitute the Selected Dealers as an association or other separate entity or partners with or agents of the Representative or with each other, but each Selected Dealer shall be responsible for its pro rata share of any liability or expense based upon any claims to the contrary. The Representative shall not be under any liability for or in respect of the value, validity or form of the Shares, or the delivery of certificates for the Shares or the performance by any person of any agreement on its part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter in connection with this Agreement, except for the lack of good faith and for obligations expressly assumed by the Representative in this Agreement.

     15. Expenses. No expenses incurred in connection with offers and sales of the Shares under the Public Offering will be chargeable to the Selected Dealers. A single transfer tax, if any, on the sale of Shares by the Selected Dealer to its customers will be paid when such Shares are delivered to the Selected Dealer for delivery to its customers. Notwithstanding the foregoing, the Selected Dealer shall pay its proportionate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall at any time be assessed against the Representative and other Selected Dealers.

     16. Notices. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram, cable or facsimile to, in the case of the Representative, the address set forth above, directed to the attention of the President, and in the case of the Selected Dealer, to the address provided below by the Selected Dealer, directed to the attention of the President.

     17. Termination. This Agreement may be terminated by the Representative with or without cause upon written notice to the Selected Dealer to such effect; and such notice having been given, this Agreement shall terminate at the time specified therein. Additionally, this Agreement shall terminate upon the earlier of the termination of the Underwriting Agreement, or at the close of Business thirty days after the Shares are released by us for sale to the public.

     18. General Provisions. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. This Agreement embodies the entire agreement and understanding between the Representative and the Selected Dealer and supersedes all prior agreements and understandings related to the subject matter hereof, and this Agreement may not be modified or amended or any term or provision hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. All the terms of this Agreement, whether so expressed or not, shall be binding upon, and shall inure to the benefit of, the respective successors, legal representatives and assigns of the parties hereto; provided, however, that neither party hereto may assign this Agreement or any of its rights hereunder without the prior written consent of the other party hereto, and any such attempted assignment or transfer without the other party's prior written consent shall be void and without force or effect. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     If the foregoing correctly sets forth the terms and conditions of your agreement to purchase the Shares allotted to you, please indicate your acceptance thereof by signing and returning to us the duplicate copy of this Agreement, whereupon this letter and your acceptance shall become evidence of a binding contract between us.

                                   CRUTTENDEN & COMPANY



                                   By:  _______________________________
                                        Walter Cruttenden III
                                        Chairman





Gentlemen:

     The undersigned confirms its agreement to purchase ___________ Shares of AMERCO, upon the terms and subject to the conditions of the foregoing Selected Dealers Agreement, and further agrees that any agreement by it to purchase additional Shares during the life of such Agreement will be upon the same terms and subject to the same conditions. The undersigned acknowledges receipt of the Prospectus relating to the Public Offering of the Shares and confirms that in agreeing to purchase such Shares it has relied on such Prospectus and not on any other statement whatsoever written or oral.


Firm Name:  _______________________________________________________________
                          (PRINT OR TYPE NAME OF FIRM)


By:  ______________________________________________________________________
                               (AUTHORIZED AGENT)

     ______________________________________________________________________
               (PRINT OR TYPE NAME AND TITLE OF AUTHORIZED AGENT)


Address:  _________________________________________________________________

          _________________________________________________________________

Telephone Number:  ________________________________________________________

Facsimile Number:  ________________________________________________________

IRS Employer Identification Number:  ______________________________________


Dated:  ____________________________________, 1994